Exhibit 35.2

SERVICER COMPLIANCE STATEMENT
CAPITAL ONE AUTO FINANCE TRUST 2006-A

Capital One Auto Finance Trust 2006-A

Capital One Auto Finance, Inc.

c/o 140 East Shore Drive, Room 1052-D

Glen Allen, Virginia 23059

In connection with the Annual Report on Form 10-K of Capital One Auto Finance Trust 2006-A for the fiscal year ending December 31, 2006 (the “Report”), the undersigned, a duly authorized officer of Capital One, National Association (formerly known as Hibernia National Bank) (the “Servicer”), does hereby certify and represent that:

1.   A review of the activities and performance of the Servicer under the Services Agreement dated as of February 17, 2006, by and between Capital One Auto Finance, Inc. and the Servicer (the “Agreement”) during the period that is the subject of the Report has been made under my supervision.

2.   To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the period that is the subject of the Report.

IN WITNESS WHEREOF, the undersigned has duly executed this Servicer Compliance Statement this 15th day of February 2007.

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Steven E. Cunningham
Name:	Steven E. Cunningham
Title:	Chief Financial Officer